Exhibit 99(a)


                        ORRSTOWN FINANCIAL SERVICES, INC.

                     STOCKHOLDER DIVIDEND REINVESTMENT PLAN




     The Board of Directors of ORRSTOWN FINANCIAL SERVICES, INC. ("ORRSTOWN") established this Stockholder Dividend Reinvestment Plan (the "PLAN") to provide ORRSTOWN stockholders with a simple, convenient, economical and systematic method for reinvesting regular quarterly cash dividends in additional shares of ORRSTOWN COMMON STOCK without paying any brokerage commissions or incurring any service charges.

     The following sets forth the text of the PLAN as adopted on March 19, 1998.

Section 1. Definitions.

     The following words and phrases, when capitalized and used herein, shall have the indicated meanings unless the context clearly indicates otherwise:

     (a) INVESTMENT DATE: A date on which regular quarterly cash dividends are paid and dividends are reinvested pursuant to the PLAN.

     (b) MARKET PRICE PER SHARE OF ORRSTOWN COMMON STOCK:

          (i) The average of the daily high bid and low offer quotations for ORRSTOWN COMMON STOCK reported through the National Association of Securities Dealers, Inc.'s OTC Bulletin Board system for the ten (10) trading days immediately preceding the applicable INVESTMENT DATE; provided, however, if no bid or no offer quotation for ORRSTOWN COMMON STOCK is reported through the OTC Bulletin Board service during such ten
     (10) trading day period, then the MARKET PRICE PER SHARE OF ORRSTOWN COMMON STOCK


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     will be the price of the last trade reported for ORRSTOWN COMMON STOCK through the OTC Bulletin Board service.

          (ii) If ORRSTOWN COMMON STOCK is listed for trading on the NASDAQ Stock Market, the mean between the high and low sales prices for ORRSTOWN COMMON STOCK on the NASDAQ Stock Market, as reported in the financial press, on any relevant date (or if not a trading day, then on the next preceding day on which a trade is reported).

          (iii) If ORRSTOWN COMMON STOCK is listed for trading on a national exchange, the mean between the high and low sales prices on such exchange, as reported in the financial press, on any relevant date (or if not a trading day, then on the next preceding day on which a trade is reported).

     (c) ORRSTOWN: Orrstown Financial Services, Inc.

     (d) ORRSTOWN COMMON STOCK: Orrstown's common stock, no par value.

     (e) PARTICIPANT: Any ORRSTOWN stockholder who meets the eligibility requirements set forth at Section 2 of the PLAN and who effects the authorizations required by Section 3 of the PLAN.

     (f) PLAN: This Stockholder Dividend Reinvestment Plan, as it may be hereafter amended, supplemented or modified.

     (g) PLAN ADMINISTRATOR: Orrstown Bank, Orrstown, Pennsylvania, shall be the plan administrator and shall receive cash dividends and purchase shares of ORRSTOWN COMMON STOCK for PARTICIPANTS. Orrstown Bank shall act in such capacity in accordance with the provisions of the PLAN. With respect to shares to be purchased on the open market pursuant to Section 5 of the PLAN, the PLAN ADMINISTRATOR shall transfer the cash dividends to a PURCHASING AGENT who shall effect the purchase of shares in the open market.

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     (h) PURCHASE PRICE: In the case of purchases from ORRSTOWN of treasury shares or authorized but unissued shares of ORRSTOWN COMMON STOCK, the PURCHASE PRICE shall be the MARKET PRICE PER SHARE OF ORRSTOWN COMMON STOCK on the relevant INVESTMENT DATE. In the case of purchases of shares of ORRSTOWN COMMON STOCK on the open market or in negotiated transactions by a PURCHASING AGENT, the PURCHASE PRICE shall be the weighted average of the prices actually paid for shares purchased for the relevant INVESTMENT DATE (excluding all fees, brokerage commissions and expenses).

     (i) PURCHASING AGENT: For purposes of making purchases on the open market pursuant to Section 5 of the PLAN, the PLAN ADMINISTRATOR shall, from time to time and at its sole discretion, select a PURCHASING AGENT who is a broker-dealer, unaffiliated with ORRSTOWN, registered under the Securities Exchange Act of 1934, as amended. The PURCHASING AGENT shall purchase securities on the open market as described in Section 5(b) of the PLAN. Aside from transferring funds to the PURCHASING AGENT, neither ORRSTOWN nor the PLAN ADMINISTRATOR shall have any influence on the manner, methods or timing of acquiring shares in open market transactions.

     (j) RECORD DATE: The date for determining stockholders of record for the purpose of receiving any regular quarterly cash dividend.

Section 2. Eligibility.

     Any ORRSTOWN stockholder is eligible to participate in the PLAN commencing as of the date one hundred (100) or more shares of ORRSTOWN COMMON STOCK are registered

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in his or her name on the books of ORRSTOWN. Beneficial owners of one hundred
(100) or more shares of ORRSTOWN COMMON STOCK held in nominee name must either have their shares registered in their own name before participating in the PLAN, or arrange with the record holders to participate in the PLAN on their behalf. ORRSTOWN stockholders who reside in jurisdictions in which it is unlawful for ORRSTOWN to permit participation in the PLAN are not eligible to participate in the PLAN.

Section 3.  Participation.

     (a) Full and Partial Dividend Reinvestment Options. In order to participate in the PLAN, a stockholder who meets the eligibility requirements set forth in
Section 2 must, on such form or forms and in such manner as may from time to time be prescribed by ORRSTOWN, except as expressly set forth in this Section, designate and authorize the PLAN ADMINISTRATOR, on such stockholder's behalf, to reinvest all of the regular quarterly cash dividends payable on all or any specified fixed number (but not less than one hundred (100)) of shares of ORRSTOWN COMMON STOCK registered in such stockholder's name on the books of ORRSTOWN as of the applicable RECORD DATE (or, if held in nominee name, with respect to which the record holder is participating on behalf of the beneficial owner) in additional shares of ORRSTOWN COMMON STOCK pursuant to the provisions of Section 4 and Section 5 of the PLAN. If the form of designation and authorization is duly completed, signed and received by ORRSTOWN on or before a given RECORD DATE, reinvestment shall begin with the dividend relating to such RECORD DATE. If the form of designation and authorization is received after a given RECORD DATE, the dividend relating to such RECORD DATE will be

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paid in cash and reinvestment shall begin with the following dividend.
Participation, once commenced, shall continue until a PARTICIPANT withdraws from the PLAN in accordance with Section 10(a) of the PLAN; ORRSTOWN or the PLAN ADMINISTRATOR terminates the PARTICIPANT's participation in accordance with
Section 10(b) of the PLAN; or the PLAN terminates in accordance with Section 11(d) of the PLAN.

     (b) [Reserved.]

Section 4.  New-Stock Dividend Reinvestment.

     (a) In the event ORRSTOWN has not elected to, and is not required to, purchase shares of ORRSTOWN COMMON STOCK in the open market in accordance with the provisions of Section 5 of the PLAN, the PLAN ADMINISTRATOR shall, on the INVESTMENT DATE, for each PARTICIPANT, apply the cash dividends:

          (i) authorized to be reinvested pursuant to Section 3(a) of the PLAN, and

          (ii) attributable to shares (including fractions of a whole share computed to 4 decimal places) credited to such PARTICIPANT's account pursuant to Section 6(b) of the PLAN as of the RECORD DATE;

to the purchase of shares of ORRSTOWN COMMON STOCK in accordance with subsection

(b) of this Section 4.

     (b) In the event ORRSTOWN has not elected to, and is not required to, purchase shares of ORRSTOWN COMMON STOCK in the open market in accordance with the provisions of Section 5 of the PLAN, the PLAN ADMINISTRATOR, on the relevant INVESTMENT DATE, shall purchase directly from ORRSTOWN the maximum number of shares (including fractional shares computed to four decimal places) that may be purchased at the PURCHASE PRICE on the relevant INVESTMENT DATE with the amount of cash

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dividends to be reinvested, provided that the aggregate number of shares of
ORRSTOWN COMMON STOCK that may be purchased pursuant to this Section 4 may not exceed two hundred thousand (200,000) shares, whether such shares are held in the treasury of ORRSTOWN or are authorized but unissued shares. In making purchases on behalf of a PARTICIPANT, the PLAN ADMINISTRATOR may commingle such PARTICIPANT's funds with those of other PARTICIPANTS. The price at which the PLAN ADMINISTRATOR shall be deemed to have acquired shares for each PARTICIPANT's account shall be the PURCHASE PRICE on the relevant INVESTMENT DATE. Neither the PLAN ADMINISTRATOR nor ORRSTOWN shall be liable for any loss, damage or expense resulting, directly or indirectly, from the failure to make a purchase or from the timing of any purchase made.

Section 5. Open-Market Dividend Reinvestment.

     (a) Notwithstanding the provisions of Section 4 of the PLAN, the PLAN ADMINISTRATOR may, at the election of ORRSTOWN, immediately prior to the INVESTMENT DATE, for each PARTICIPANT, transfer the quarterly dividends authorized to be reinvested pursuant to Section 3(a) of the PLAN and shares (including fractions of a whole share computed to 4 decimal places) credited to such PARTICIPANT'S account pursuant to Section 6(b) of the PLAN as of the RECORD DATE, to the PURCHASING AGENT for the purchase of whole shares of ORRSTOWN COMMON STOCK in accordance with Section 5(b) below.

     (b) All purchases of ORRSTOWN COMMON STOCK pursuant to this Section 5 shall be made on the relevant INVESTMENT DATE, or such other date as may be necessary or advisable under any applicable federal securities laws. All such purchases shall be made by the

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PURCHASING AGENT in the open market, on an exchange, or in negotiated transactions upon such terms as to price, delivery and related matters as the PURCHASING AGENT deems advisable. The PURCHASING AGENT shall purchase the maximum whole number of shares that may be purchased at prevailing prices with the amount of cash dividends to be reinvested for the relevant INVESTMENT DATE. In making purchases on behalf of a PARTICIPANT, the PURCHASING AGENT may commingle such PARTICIPANT'S funds with those of other PARTICIPANTS. Neither ORRSTOWN, the PLAN ADMINISTRATOR, nor the PURCHASING AGENT shall be liable for any loss, damage or expense resulting, directly or indirectly, from the failure to make a purchase or from the timing of any purchase made. Aside from transferring the funds to the PURCHASING AGENT, neither ORRSTOWN nor the PLAN ADMINISTRATOR shall have any influence on the manner, methods or timing of the acquisition of shares under this Section 5. Any funds remaining after purchase of the maximum number of whole shares available on the open market on the relevant INVESTMENT DATE shall be returned to the PLAN ADMINISTRATOR for acquisition of additional shares (including fractional shares computed to four decimal places) from ORRSTOWN pursuant to Section 4 in order to assure that such funds have been fully invested in shares of ORRSTOWN COMMON STOCK.

Section 6. Administration of the PLAN.

     (a) The PLAN ADMINISTRATOR shall administer the PLAN for all PARTICIPANTS.

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     (b) All shares of ORRSTOWN COMMON STOCK purchased by the PLAN ADMINISTRATOR or its nominee pursuant to Section 4 and Section 5 of the PLAN, including any fractions of a whole share, shall be registered in the name of the PLAN ADMINISTRATOR or its nominee as agent for each PARTICIPANT and shall be credited to each PARTICIPANT's account on the books and records of the PLAN, which books and records shall be maintained at all times by PLAN ADMINISTRATOR. As soon as practicable after each INVESTMENT DATE, or after other changes are made to the PLAN account, the PLAN ADMINISTRATOR shall transmit to each PARTICIPANT a statement of account setting forth amounts invested, purchase prices, shares purchased and other information for the year to date.

     (c) Each PARTICIPANT may obtain, without charge and upon written request to the PLAN ADMINISTRATOR, a certificate or certificates for any whole shares of ORRSTOWN COMMON STOCK credited to his or her account; provided, however, that no such request received during the period beginning five (5) business days prior to a RECORD DATE and ending on the corresponding INVESTMENT DATE shall be effective until after the reinvestment of dividends pursuant to this PLAN. No share certificate for any whole share of ORRSTOWN COMMON STOCK shall be issued to any PARTICIPANT except pursuant to such written request or upon such PARTICIPANT's withdrawal from the PLAN in accordance with Section 10(a) of the PLAN, ORRSTOWN or the PLAN ADMINISTRATOR terminates the PARTICIPANT's participation in accordance with Section 10(b) of the PLAN, or termination of the PLAN in accordance with Section 11(d) of the PLAN. In no event shall any certificate be issued evidencing a fraction of a whole share of ORRSTOWN COMMON STOCK.

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     (d) PARTICIPANTS may deposit with the PLAN ADMINISTRATOR for safekeeping any certificate for shares of ORRSTOWN COMMON STOCK subject to reinvestment of dividends under the PLAN.

     (e) All costs of administering the PLAN, including without limitation any brokerage commission or other fee payable to or through any broker-dealer or any other party in connection with the purchase of shares, shall be paid by ORRSTOWN.

Section 7. Voting of Shares Held Under the PLAN.

     (a) All whole shares of ORRSTOWN COMMON STOCK held for a PARTICIPANT in such PARTICIPANT's account under the PLAN will be voted at a meeting of ORRSTOWN stockholders in accordance with the instructions of such PARTICIPANT given on any proxy executed by such PARTICIPANT and returned to ORRSTOWN with respect to such shares. A PARTICIPANT desiring to vote whole shares of ORRSTOWN COMMON STOCK held for a PARTICIPANT in such PARTICIPANT's account under the PLAN in person at a meeting of ORRSTOWN stockholders may do so. Whole shares of ORRSTOWN COMMON STOCK held for a PARTICIPANT in such PARTICIPANT's account under the PLAN will not be voted at a meeting of ORRSTOWN stockholders if a proxy is not received by ORRSTOWN from such PARTICIPANT or if such PARTICIPANT does not vote such whole shares in person at the meeting. In no event may a PARTICIPANT vote the fractions of a whole share of ORRSTOWN COMMON STOCK credited to such PARTICIPANT's account.

     (b) Each PARTICIPANT shall have the right to instruct the PLAN ADMINISTRATOR as to the manner in which to respond to a tender or exchange offer for

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shares of ORRSTOWN COMMON STOCK, with respect to such shares in such
PARTICIPANT's account.

Section 8. Stock Dividends and Stock Splits on Shares Held in
           PLAN.

     Shares of ORRSTOWN COMMON STOCK (including any fraction of a whole share) distributed as a result of the declaration of a stock dividend or a stock split on shares credited to the account of a PARTICIPANT under the PLAN shall be added to his or her account and shall be shares subject to the PLAN, and shall be treated, for all purposes, as if held by such PARTICIPANT directly.

Section 9. Effect of Rights Offering on Shares Held in PLAN.

     In the event that ORRSTOWN grants to its stockholders rights to purchase additional shares of ORRSTOWN COMMON STOCK or other securities, such rights shall be granted to PARTICIPANTS on whole shares of ORRSTOWN COMMON STOCK credited to the account of such PARTICIPANTS under the PLAN. Rights based on any fraction of a share credited to a PARTICIPANT's account shall at ORRSTOWN's option be either redeemed by ORRSTOWN for cash or sold for such PARTICIPANT, and the net proceeds therefrom shall be distributed to Participant.

Section 10.  Withdrawal from the PLAN.

     (a) A PARTICIPANT may withdraw from the PLAN at any time by giving the PLAN ADMINISTRATOR written notice thereof. Any such notice of withdrawal received later than

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five (5) days prior to a RECORD DATE, and on or before the ensuing INVESTMENT
DATE, shall not be effective until dividends paid for such RECORD DATE have been credited to such PARTICIPANT's account. Upon withdrawal, certificates for the number of whole shares specified in the PARTICIPANT'S notice and credited to a PARTICIPANT's account under the PLAN shall be issued to such PARTICIPANT and, in the event of a complete withdrawal, a cash payment shall be made for any fractional share credited to such PARTICIPANT's account (based upon the MARKET PRICE PER SHARE OF ORRSTOWN COMMON STOCK on the date the withdrawal request is received, or if not a trading day, then on the next preceding day which is a trading day. A PARTICIPANT who withdraws in accordance with this Section 10 shall again have the right to participate in the PLAN, provided such PARTICIPANT meets the eligibility requirements set forth in Section 2 of the PLAN and makes the designation and authorization required by Section 3(a) of the PLAN.

     (b) ORRSTOWN or the PLAN ADMINISTRATOR may terminate, for whatever reason at any time as it may determine in its sole discretion, a PARTICIPANT's participation in the PLAN upon mailing a notice of termination to the PARTICIPANT at his or her address as it appears on the PLAN ADMINISTRATOR's records.

     (c) If a PARTICIPANT so requests in writing, the PLAN ADMINISTRATOR shall, within seven (7) business days following receipt of such notice, transfer to a person designated by the PARTICIPANT or place a sale order on PARTICIPANT's behalf for all or any portion of the whole number of shares credited to such PARTICIPANT's account and shall deliver the proceeds therefrom, less any brokerage fee, transfer tax and costs to the withdrawing PARTICIPANT. At the PLAN ADMINISTRATOR's sole option and discretion, the PLAN

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ADMINISTRATOR may aggregate the shares to be sold on behalf of various
PARTICIPANTS, sell any such shares through a broker of its choosing or in a negotiated transaction without a broker (including a sale to ORRSTOWN), and the PLAN ADMINISTRATOR may purchase any such shares on behalf of other PARTICIPANTS. Any sale to ORRSTOWN or purchase by the PLAN ADMINISTRATOR on behalf of the PLAN accounts shall be made at the PURCHASE PRICE (as defined in Section 1(h)).

     (d) If a PARTICIPANT disposes of all the shares registered in such PARTICIPANT's name that are enrolled in the PLAN, the PLAN ADMINISTRATOR shall, until otherwise notified, continue to reinvest the dividends on the shares of ORRSTOWN COMMON STOCK held in such PARTICIPANT's account; provided, however, if such PARTICIPANT holds less than one hundred (100) whole shares of ORRSTOWN COMMON STOCK in the PLAN, such PARTICIPANT shall be deemed to have withdrawn from the PLAN.

Section 11.  Amendment, Supplement, Waiver, Suspension or
             Termination.

     (a) The PLAN may be amended or supplemented by ORRSTOWN at any time or times by mailing an appropriate notice to each PARTICIPANT at such PARTICIPANT's last address of record at least thirty (30) days prior to the effective date of such amendment or supplement. The amendment or supplement shall conclusively be deemed to be accepted by each PARTICIPANT unless ORRSTOWN receives written notice from a PARTICIPANT of such PARTICIPANT's complete withdrawal from the PLAN in accordance with Section 10(a) of the PLAN. Amendments or supplements may be required from time to time due to changes in existing rules and regulations or new rules and regulations issued by a governing authority. In

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such cases, ORRSTOWN may make such amendments or supplements as required, and thereafter notify each participant thereof.

     (b) Any waiver of any provision of the PLAN must be made by ORRSTOWN in writing, and each waiver, if any, shall only apply to the specific instance involved.

     (c) The PLAN may be suspended by ORRSTOWN at any time or from time to time, by mailing an appropriate notice to each PARTICIPANT at such PARTICIPANT's last address of record at least thirty (30) days prior to the effective date of such suspension.

     (d) The PLAN may be terminated by ORRSTOWN at any time by mailing an appropriate notice to each PARTICIPANT at such PARTICIPANT's last address of record at least thirty (30) days prior to the effective date of such termination. In the event the PLAN is terminated, certificates for whole shares of ORRSTOWN COMMON STOCK credited to a PARTICIPANT's account under the PLAN shall be issued to such PARTICIPANT and a cash payment shall be made for any fractional shares credited to such PARTICIPANT's account (computed according to Section 10(a) of the PLAN).

Section 12. Miscellaneous.

     (a) In the event that ORRSTOWN shall, as of any INVESTMENT DATE, have insufficient treasury shares or authorized but unissued shares of ORRSTOWN COMMON STOCK available for issuance pursuant to any purchase made under Section 4 of the PLAN, all available shares shall be issued and credited pro rata to all PARTICIPANTS' accounts. In such circumstances, all uninvested dividends shall be paid to PARTICIPANTS in cash.

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     (b) There shall be up to two hundred thousand (200,000) shares of ORRSTOWN
COMMON STOCK, whether held in treasury or authorized but unissued shares, available for purchase directly from ORRSTOWN under the PLAN; provided that such number shall be adjusted automatically in the event of a change of capitalization of ORRSTOWN arising out of any stock dividend, stock split, split-off, spin-off, recapitalization, merger, consolidation, exchange of shares or similar event which causes shares of any class to be issued in respect of the outstanding shares of ORRSTOWN COMMON STOCK or causes shares of ORRSTOWN COMMON STOCK to be changed into the same or a different number of the same or another class or classes of securities.

     (c) Neither ORRSTOWN, the PLAN ADMINISTRATOR, nor the PURCHASING AGENT shall be liable for any loss, damage or expense arising out of or resulting from any act performed in good faith or any good faith omission on the part of any of them including, but not limited to, (i) failure to terminate a PARTICIPANT's account upon such PARTICIPANT's death or the transfer of such PARTICIPANT's shares prior to a reasonable length of time after receipt of notice in writing of such death or such transfer; (ii) any purchase or failure to purchase shares for a PARTICIPANT's account at a particular time or day or at a particular price; and/or (iii) modifying, suspending or terminating participation by a shareholder who ORRSTOWN or the PLAN ADMINISTRATOR determines is using the PLAN for purposes inconsistent with the intended purposes of the PLAN.

     (d) A PARTICIPANT shall notify the PLAN ADMINISTRATOR promptly in writing of any change of such PARTICIPANT's address. Notices to a PARTICIPANT will be given

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by letter addressed to such PARTICIPANT at such PARTICIPANT's last address of record on file with the PLAN ADMINISTRATOR.

     (e) No PARTICIPANT shall have any right to draw checks or drafts against his or her account or to give instructions to the PLAN ADMINISTRATOR with respect to any shares or cash held therein except as expressly provided herein, nor shall a PARTICIPANT have the right to sell, assign or transfer his or her account.

     (f) Dividends paid on the shares of ORRSTOWN COMMON STOCK credited to the account of a PARTICIPANT under the PLAN shall be reported on Form 1099 DIV information return, a copy of which will be sent to the Internal Revenue Service.

     (g) Sales of shares of ORRSTOWN COMMON STOCK made on behalf of a PARTICIPANT under the PLAN shall be reported on Form 1099B information return, a copy of which will be sent to the Internal Revenue Service.

     (h) Any question or interpretation arising under the PLAN will be determined by ORRSTOWN pursuant to the applicable rules and regulations of all regulatory authorities and the applicable federal and state law, such determination being final.

Section 13. Effective Date of PLAN.

     The effective date of the PLAN shall be May 1, 1998.



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Section 14. Governing Law.

     The validity and enforceability of the PLAN and the rights and obligations set forth herein shall be governed by the laws of the Commonwealth of Pennsylvania and the rules and regulations of the Securities and Exchange Commission.



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